Filed Pursuant to 424(b)(3)

Registration Number: 333-240252

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 25, 2020)

1,320,000 Shares

Eton Pharmaceuticals, Inc.

This prospectus supplement relates to the sale by the selling stockholder (Harrow Health, Inc.) of 1,320,000 shares of common stock, par value $0.001 per share, of Eton Pharmaceuticals, Inc. (“we,” “us,” “our,” the “Company,” or “Eton”) owned by Harrow Health, Inc. (“Harrow” or the “selling stockholder”). We will not receive any proceeds from the sale of any of the shares of common stock offered hereby.

The offering is being underwritten on a firm commitment basis. The underwriter has agreed to purchase shares of our common stock from the selling stockholder at a price of $7.00 per share, less the discount, which will result in approximately $8.69 million of aggregate proceeds to the selling stockholder before expenses.

Our common stock trades on the Nasdaq Global Market under the symbol “ETON.” On April 6, 2021, the last reported sale price of the common stock on the Nasdaq Global Market was $7.51 per share.

The selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The selling stockholder will pay all of the registration expenses incurred in connection with the offering of the shares. We will not pay any of the selling commissions, brokerage fees and related expenses.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$7.00	$9,240,000
Underwriting discounts and commissions (1)	$0.42	$554,400
Proceeds, before expenses, to selling stockholder	$6.58	$8,685,600

(1)	See “Underwriting” beginning on page S-9 of this prospectus supplement for a description of the compensation payable to the underwriter, including reimbursement of certain expenses.

The selling stockholder has granted the underwriter an option for a period of 45 days from the date of this prospectus supplement to purchase up to 198,000 additional shares of our common stock at the public offering price less underwriting discounts and commissions. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by the selling stockholder will be approximately $0.64 million and the total proceeds to the selling stockholder, before expenses, will be approximately $9.99 million. See “Underwriting” for more information.

The underwriter expects to deliver the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus on or about April 12, 2021.

Sole Book-Running Manager

National Securities Corporation

The date of this prospectus supplement is April 8, 2021

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus dated August 25, 2020 and the documents incorporated by reference therein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, as well as the additional information described in this prospectus supplement under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. However, if any statement in one of these documents is inconsistent with a statement in another document with a later date that is incorporated by reference herein, the statement in the document having the later date modifies and supersedes the earlier statement.

This prospectus supplement, together with the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we have provided for use in connection with this offering, include all material information relating to this offering. Neither we, the selling stockholder nor the underwriter have authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, which together we sometimes refer to generally as the prospectus, or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we, the selling stockholder nor the underwriter take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

The selling stockholder listed herein is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context indicates otherwise, as used in this prospectus supplement and the accompanying prospectus, the terms “Company,” “Eton,” “we,” “us” and “our” refer to Eton Pharmaceuticals, Inc., a Delaware corporation.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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PROSPECTUS SUPPLEMENT SUMMARY

Company Overview

We are a pharmaceutical company focused on developing, acquiring, and commercializing innovative pharmaceutical products that fulfill an unmet patient need. Since the formation of our company in 2017, we have used our expertise in business development, regulatory activities, and product development to assemble a diversified portfolio of nine products and product candidates. All nine of our product candidates have now been submitted to the U.S. Food & Drug Administration (“FDA”) and three of them have been approved and commercially launched. We plan to continue growing our business through the acquisition of additional late-stage, high-value product candidates.

Product Portfolio

Our product portfolio is comprised of two categories: Orphan Drugs and Royalty Products.

Orphan Drugs

Our orphan drug product category is focused on commercializing products that treat the unmet needs of patients suffering from rare diseases. Our first orphan product, Alkindi Sprinkle™, was launched in the fourth quarter of 2020. As defined by the FDA, orphan drugs typically address diseases that impact fewer than 200,000 patients in the United States. Given these small patient populations, products are typically promoted with small, targeted sales forces and distributed through high-touch specialty pharmacies that provide comprehensive services to patients or caregivers. We expect to continue to grow our orphan drug product category and eventually commercialize multiple products. We are currently seeking to acquire late-stage orphan drug candidates and expect to add additional product candidates to our pipeline in the near-future.

Alkindi Sprinkle™ We currently commercialize Alkindi Sprinkle in the United States. The product was approved by the FDA in September 2020 as a replacement therapy for Adrenocortical Insufficiency (AI) in children under 17 years of age. The product is the first and only FDA-approved granule hydrocortisone formulation for the treatment of AI designed for use in children. We launched Alkindi Sprinkle in December 2020 with a sales force targeting pediatric endocrinologists. We believe there are approximately 10,000 children currently suffering from AI in the United States. Alkindi Sprinkle is protected by four issued patents that extend to 2034.

In January 2021, we announced the acquisition of Canadian rights to Alkindi Sprinkle and we expect to pursue regulatory approval of the product in Canada in the near future.

Dehydrated Alcohol Injection. Our dehydrated alcohol injection product has been submitted to the FDA for the treatment of methanol poisoning. The application has been granted Orphan Drug Designation and is expected to receive seven years of market exclusivity upon its approval. We submitted the NDA for the product to the FDA in July 2020, and the application has been assigned a PDUFA date of May 27, 2021.

Royalty Products

Our royalty products category is comprised of products that Eton does not commercialize or products that do not require promotional activities. In certain cases, the products may be owned and commercialized by a partner that will pay Eton milestones, royalties, and/or profit shares from commercial sales. In other cases, Eton may retain ownership of the product, but the product may not require promotion or may be commercialized by a co-promotion partner.

Our royalty products category strategy allows us to monetize our vast experience and talent in business development, regulatory activities, and product development to generate high returns on our financial investments without being restricted by commercial organization limitations. Specifically, the royalty model allows us to pursue attractive product opportunities in a wide variety of dosage forms, therapeutic areas, and sales channels without being restricted to only pursue product opportunities that are complementary to a specific sales infrastructure. By avoiding the financial and human resources required to commercialize products, we believe we have created a highly scalable business model that can grow revenue significantly with minimal required growth in overhead expenses and headcount.

We believe our asset sales to Azurity Pharmaceuticals (“Azurity”) and Bausch Health Ireland Limited (“Bausch Health” ) have proven the validity of our business model and have established a successful track record. We expect the diversified portfolio of royalty interests that we have assembled to provide significant high-margin revenue to the Company for years to come, and we expect to continue growing our portfolio. Future royalties may be acquired or created via a number of different strategies, including:

●	The initiation of development on Eton’s internal product ideas to be licensed out to commercial partners in the future,

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●	The licensing of existing development programs where Eton can provide development, regulatory and financial support to advance the programs and increase the asset’s value before selling or licensing it to a commercial partner, or
●	The acquisition of royalty interests in existing commercial products or development candidates.

Our current royalty products category includes seven products, two of which have been commercially launched and five of which are under review with the FDA.

Product	Marketing Partner	FDA Application Status	Eton Economics
Biorphen®	Xellia Pharmaceuticals	Approved	50% of Product Profit*
Alaway® Preservative Free	Bausch Health	Approved	12% of Net Sales
Zonisamide Oral Suspension	Azurity Pharmaceuticals	Filed (PDUFA: May 29, 2021)	Single-Digit Royalty on Net Sales**
Topiramate Oral Solution	Azurity Pharmaceuticals	Filed (PDUFA: Aug 6, 2021)	Single-Digit Royalty on Net Sales**
Lamotrigine for Oral Suspension	Azurity Pharmaceuticals	Filed	Single-Digit Royalty on Net Sales**
Cysteine Injection	Eton Pharmaceuticals	Filed	62.5% of Product Profit
Ephedrine Ready-to-Use Injection	Eton Pharmaceuticals	Filed (PDUFA Jun 18, 2021)	50% of Product Profit*

*Prior to sales commission/selling costs

**Eton also to receive a total of up to $45 million in development and commercial milestones

PDUFA: Prescription Drug User Fee Act Date

Biorphen®. Biorphen (phenylephrine) is the first and only FDA-approved formulation of ready-to-use phenylephrine injection. Biorphen is indicated for the treatment of clinically important hypotension resulting primarily from vasodilation in the setting of anesthesia. The product was approved in October 2019 and launched in December 2019. We estimate the current addressable market for ready-to-use phenylephrine to be more than ten million units of Biorphen annually. Biorphen primarily competes with FDA-approved formulations of concentrated phenylephrine injection, which must be diluted prior to administration to patients, and with unapproved formulations of ready-to-use phenylephrine sold by 503B compounding pharmacies. Eton owns the Biorphen new drug application (“NDA”), but the product is currently promoted by Xellia Pharmaceuticals’ hospital sales force under a co-promotion agreement. Eton pays Xellia Pharmaceuticals a commission on sales of the product in certain channels. Eton retains the right to exit the co-promotion agreement under certain conditions. We acquired U.S. marketing rights to the product in February 2019.

Alaway® Preservative Free. Alaway Preservative Free (ketotifen fumarate) is the first and only preservative-free ophthalmic product approved for the treatment of allergic conjunctivitis. The preservative-free formulation is designed to deliver an improved comfort profile to patients compared to currently available ketotifen ophthalmic products that contain preservatives. The product is sold via the over-the-counter channel. Currently the market for ketotifen ophthalmic products is estimated to be more than $75 million annually based on data from Information Resources Inc. and IQVIA, Inc. (“IQVIA”). We sold the product rights to Bausch Health in February 2019. Bausch Health is responsible for commercialization of the product which was launched in February 2021. We are entitled to receive a $1.5 million milestone payment in conjunction with the launch of the product and will receive a double-digit percentage royalty on the product’s net sales.

Neurology Oral Liquids (Zonisamide, Topiramate, and Lamotrigine). In 2018 and 2019, we assembled a portfolio of three neurology oral liquid products through in-licensing and internal development. All three products are molecules that are widely used in oral solid forms to treat epilepsy, however, are not currently FDA-approved in liquid formulations. We believe our formulations will be beneficial to patients suffering from dysphagia, which is prevalent among pediatric and geriatric patients. In addition, our liquid formulations offer precision dosing, which can provide patients and caregivers with accurate doses that are lower than or in between the limited strength doses available from oral solid products.

We advanced all three products to NDA submission, and in February 2021 we announced that we sold the three products to Azurity. Under terms of the agreement, Azurity will pay us milestone payments of up to $45 million and a single digit royalty on net sales of the products. Azurity has taken over ownership of the products and is responsible for all development, regulatory, and commercial activities.

Zonisamide Oral Suspension. The product is an innovative liquid formulation of zonisamide under FDA review for the treatment of partial seizures in patients with epilepsy. The product has been issued a patent, which is now owned by Azurity. The product’s NDA has been assigned a PDUFA date of May 29, 2021. The current market for zonisamide in oral form is more than $65 million annually according to IQVIA.

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Topiramate Oral Solution. The product is an innovative liquid formulation of topiramate under FDA review for three indications, including: monotherapy for treatment of partial-onset or primary general tonic-clonic seizures in patients two years of age and older; adjunctive therapy for treatment of partial-onset seizures, including seizures associated with Lennox-Gastaut syndrome in patients two year of age and older; and as a preventive treatment of migraine in patients 12 years of age and older. Eton’s development partner has submitted a patent on the product. The product’s NDA has been assigned a PDUFA date of August 6, 2021. The current market for topiramate in oral form is more than $800 million annually according to IQVIA.

Lamotrigine for Oral Suspension. The product is an innovative liquid formulation of lamotrigine under FDA review for the treatment of partial on-set seizures, primary generalized tonic-clonic seizures, and seizures of Lennox-Gastaut syndrome in patients two year of age and older. The product has been issued a patent, which is now owned by Azurity. The product’s NDA application received a Complete Response Letter in March 2020 and the FDA requested changes to the Dosage and Administration section of the product’s Prescribing Information to simplify the dosing information for intended users. The FDA has requested a human factors validation study with the revised labeling to demonstrate that the intended users can prepare and administer the oral suspension safely and effectively. Our development partner is in the process of completing the study and expects the final report to be completed and submitted to the FDA in 2021. The current market for lamotrigine in oral form is more than $700 million annually according to IQVIA.

Cysteine Injection. Cysteine injection is a product candidate for which we have submitted an Abbreviated New Drug Application (“ANDA”) to the FDA. We believe we are the first-to-file ANDA and should be entitled to 180 days of exclusivity if the patent is successfully challenged. We expect the NDA to receive tentative approval, in 2021 however, ongoing Paragraph IV litigation is expected to delay final FDA approval beyond that date. We believe the current market for Cysteine injection is more than $50 million annually.

Ephedrine Ready-to-Use Injection. This product candidate is an innovative ready-to-use formulation of a molecule that is currently approved in a concentrated formulation that must be diluted prior to administration to patients. Hospitals currently purchase non-FDA approved ready-to-use products from compounding facilities, or manually dilute the products in-house. Our product candidate has been developed in a ready-to-use strength that can be immediately administered to patients, eliminating the need for calculations and additional dilution steps. We believe that, if approved, our product candidate will offer significant benefits to hospitals over the current compounded products, including longer shelf-life, reduction of compounding errors, greater sterility assurance, and more consistent supply. Our development partner, Sintetica, has submitted the product’s NDA and the application has been assigned a PDUFA date of June 18, 2021.

Corporate Information

We were incorporated under the laws of the state of Delaware in April 2017. Our principal executive offices are located at 21925 W. Field Parkway, Suite 235, Deer Park, Illinois, 60010, and our telephone number is (847) 787-7361. Our corporate website address is www.etonpharma.com, to which we regularly post copies of our press releases as well as links to reports we have filed with the Securities and Exchange Commission (the “SEC”), which are available free of charge as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Interested persons can subscribe on our website to email alerts that are sent automatically when we issue press releases, file reports with the SEC or post certain other information to our website. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider it part of this prospectus supplement or the accompanying prospectus.

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THE OFFERING

Common stock offered by selling stockholder	1,320,000 shares (or up to 1,518,000 if the underwriter’s over-allotment option is exercised in full).

Offering price	$7.00 per share.

Common stock outstanding before this offering	24,312,808 shares.

Option to purchase additional shares	The selling stockholder has granted the underwriter an option to purchase up to 198,000 additional shares of common stock. This option is exercisable, in whole or in part, for a period of 45 days from the date of this prospectus supplement.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder.

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors,” beginning on page S-6 as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Lock Up	The selling stockholder has agreed not to, directly or indirectly, conduct any further sales of the shares of our common stock for a period of 180 days from the date of this prospectus supplement, without the prior written consent of the underwriter.

Listing of Common Stock	Our common stock is listed on the Nasdaq Global Market under the symbol “ETON.”

The number of shares of common stock that will be issued and outstanding immediately before this offering is based on 24,312,808 shares of common stock issued and outstanding as of December 31, 2020 and excludes, as of that date, the following:

●

2,824,500 shares of our common stock, issuable upon exercise of outstanding options, at a weighted average exercise price of $4.05 per share, under our 2018 Equity Incentive Plan, as amended (“Incentive Plan”);

●	100,000 shares of our common stock underlying vested restricted stock unit awards;
●	398,246 available shares of our common stock reserved for future issuance pursuant to the Incentive Plan; and
●	1,690,476 shares of our common stock issuable upon exercise of outstanding warrants at an average exercise price of $3.17 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options and warrants and no exercise of the underwriter’s option to purchase additional shares of common stock.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below together with all of the risks, uncertainties and assumptions described in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 16, 2021, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we subsequently filed with the SEC. If any of the risks incorporated by reference or set forth below occurs, our business, operations and financial condition could suffer significantly. As a result, you could lose some or all of your investment in our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, operations and financial condition, or cause the value of our common stock to decline.

Risks Related to this Offering.

If you purchase shares of common stock sold in this offering you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in the future.

Our net tangible book value as of December 31, 2020 was approximately $15.1 million, or approximately $0.62 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2020. Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer dilution with respect to the net tangible book value of the shares of common stock you purchase in this offering. Based on a public offering price of $7.00 per share and our net tangible book value as of December 31, 2020, if you purchase shares of common stock in this offering, you will suffer immediate dilution of $6.38 per share with respect to the net tangible book value of the common stock. Furthermore, if outstanding options or warrants are exercised, you could experience further dilution.

Future sales of our common stock in the public market could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market, or the perception in the market that the holders of a large number of shares of common stock intend to sell such shares, could reduce the market price of our common stock and make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

We may raise money through additional public or private offerings of our equity securities or equity-linked securities. Any sales of our equity or equity-linked securities could have a material adverse effect on the market price of our common stock.

We have registered under the Securities Act 3,500,000 shares of common stock held by our former parent and the selling stockholder, Harrow Health, Inc., which enables the selling stockholder to sell some or all of such shares without restriction. In addition, we have a significant number of stock options outstanding, and may also choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future in connection with a financing, an acquisition, a litigation settlement, employee arrangements or otherwise. Such issuances could reduce the market price of our common stock and make it more difficult for you to sell your common stock at a time and price that you deem appropriate. In addition, in the event that the outstanding options are exercised, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our securities in the future may have rights superior to investors purchasing shares in this offering.

We do not anticipate paying dividends on our common stock in the foreseeable future.

We currently plan to invest all available funds and future earnings, if any, in the development and growth of our business. We currently do not anticipate paying any cash dividends on our common stock in the foreseeable future. As a result, a rise in the market price of our common stock, which is uncertain and unpredictable, will be your sole source of potential gain in the foreseeable future, and you should not rely on an investment in our common stock for dividend income.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, objectives of management, business strategies, financing, the timing, plans and expected results of our current and future clinical trials, the extent to which we will be able to advance development of our product candidates using our existing cash resources; our focus on specific product candidates, the progress, outcomes, scope or duration of the development of product candidates or programs, the benefits that may be derived from product candidates or the commercial or market opportunity in any target indication, the progress of our third-party collaborations, including estimated milestones, the advancement of our technologies and our product candidates, approvals and commercialization of product candidates, the impacts of the COVID-19 pandemic and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 16, 2021, as well as those discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We are registering the shares of common stock for sale by the selling stockholder named herein. We will not receive any proceeds from the sale of common stock by the selling stockholder.

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SELLING STOCKHOLDER

The following table sets forth certain information as of April 5, 2021, regarding the selling stockholder and the shares offered by it in this prospectus supplement. The selling stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite its name. The percentage of ownership of the selling stockholder in the following table is based upon 24,482,616 shares of common stock outstanding as of April 5, 2021.

We were incorporated under the laws of the state of Delaware in April 2017 by the selling stockholder, and we were the wholly owned subsidiary of the selling stockholder until we completed our initial financing in June 2017. Mark L. Baum, Harrow’s Chief Executive Officer, served as a member of our Board of Directors until March 17, 2021. All information with respect to share ownership has been furnished by the selling stockholder. The common stock being offered is being registered to permit secondary trading of the shares, and the selling stockholder is offering the following shares of common stock for sale. The selling stockholder has no family relationships with our officers, directors or controlling stockholders. The selling stockholder is not a registered broker-dealer or an affiliate of a registered broker-dealer.

The term “selling stockholder” also includes any transferees, assignees, pledges, donees, or other successors in interest (including equity holders of the entity listed below) to the selling stockholder named in the table below.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus Supplement	Number of Shares of Common Stock Owned After Offering Assuming All Shares are Sold	Percentage of Common Stock Owned After Offering Assuming All Shares are Sold
Harrow Health, Inc.	3,500,000	1,518,000	1,982,000	8.10%

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UNDERWRITING

We have entered into an underwriting agreement with National Securities Corporation, who we refer to as the underwriter, and Harrow (as the selling stockholder), dated as of April 8, 2021. Subject to the terms and conditions of the underwriting agreement, Harrow has agreed to sell to the underwriter the 1,320,000 shares of common stock offered hereby, and the underwriter has agreed to purchase, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus supplement, such shares.

The underwriter is committed to purchase all the shares of common stock offered by the selling stockholder other than those covered by the option to purchase additional shares described below. The obligation of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligation is subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

We and the selling stockholder have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof. The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriter proposes to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement. In addition, the underwriter may offer some of the shares of common stock to other securities dealers at such price less a concession of $0.252 per share. If all of the shares of common stock are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a further supplement to this prospectus supplement.

The selling stockholder has granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days from the date of this prospectus supplement, permits the underwriter to purchase a maximum of 198,000 additional shares of common stock from the selling stockholder to cover over-allotments, if any. If the underwriter exercises all or part of this option, it will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total price to the public will be approximately $10.63 million and the total proceeds to the selling stockholder, before expenses, will be approximately $9.99 million.

Discount. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to the selling stockholder. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

	Per Share	Total With No Exercise	Total With Full Exercise

Public offering price	$7.00	$9,240,000	$10,626,000
Underwriting discounts and commissions	$0.42	$554,400	$637,560
Proceeds to selling stockholder, before expenses	$6.58	$8,685,600	$9,988,440

We expect that the total offering expenses payable by the selling stockholder, including an accountable expense allowance payable to the underwriter of $65,000, will be approximately $200,000.

Discretionary Accounts. The underwriter does not intend to confirm sales of the common stock offered hereby to any accounts over which it has discretionary authority.

Electronic Offer, Sale and Distribution of Shares. A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter, and the underwriter may distribute prospectus supplements electronically. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. The underwriter and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may receive customary fees; however, except as disclosed in this prospectus supplement, we have no present arrangements with the underwriter for any further services.

Stabilization. In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

S-9

●	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which it may purchase shares through exercise of the over-allotment option. If the underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, has a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that, after pricing, there could be downward pressure on the price of the shares in the open market, which could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making. In connection with this offering, the underwriter may engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934 (“Exchange Act”) during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Lock Up Agreement

The selling stockholder has agreed not to conduct any further sales of shares of our common stock or otherwise dispose of, directly or indirectly, any of our common stock (or any securities convertible into, or exercisable or exchangeable for, our common stock), for a period of 180 days from the date of this prospectus supplement, without the prior written consent of the underwriter.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

S-10

LEGAL MATTERS

The validity of the securities being offered hereby has been passed upon by Croke Fairchild Morgan & Beres LLC, Chicago, Illinois. The underwriter is being represented in connection with this offering by Greenberg Traurig, LLP, Irvine, California. Certain legal matters will be passed upon for Harrow by Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee.

EXPERTS

KMJ Corbin & Company LLP, an independent registered public accounting firm, has audited our financial statements as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020 included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on KMJ Corbin & Company LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, reference is made to the accompanying prospectus and registration statement of which it is a part and the exhibits filed therewith.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us.

Certain information filed by us with the SEC is also available at our website at www.etonpharma.com. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

S-11

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement and the accompanying prospectus “incorporate by reference” information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those documents. Information contained in any document subsequently filed with the SEC, to the extent it modifies information in this prospectus supplement, in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus, will automatically update and supersede the information originally included in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus.

We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Securities Act or the Exchange Act and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished to, rather than filed with, the SEC:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 16, 2021;

(b) Current Reports on Form 8-K, filed with the SEC on January 14, 2021 (with respect to Items 8.01 and 9.01), February 8, 2021 (with respect to Items 8.01 and 9.01), February 24, 2021 (with respect to Item 8.01), and March 17, 2021 (with respect to Items 5.02, 8.01 and 9.01); and

(c) The description of our common stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on November 8, 2018, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

The documents incorporated by reference in this prospectus supplement may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus supplement is delivered. You may obtain a copy of the documents at no cost by submitting a written request to 21925 W. Field Parkway, Suite 235, Deer Park, Illinois, 60010, or through our telephone number at (847) 787-7361. Further information can be obtained through our website address, www.etonpharma.com. Such additional information contained in our website is not a part of this prospectus supplement.

S-12

PROSPECTUS

Eton Pharmaceuticals, Inc.

3,500,000 Shares

Common Stock

This prospectus relates only to the resale by the selling stockholder (Harrow Health, Inc.) of up to 3,500,000 shares of common Stock, par value $0.001 per share (the “Common Stock”), of Eton Pharmaceuticals, Inc. (“we,” “us,” “our,” the “Company,” or “Eton”) owned by Harrow Health, Inc.

We will not receive any proceeds from the resale of any of the shares of Common Stock being registered hereby.

In consideration for the Company agreeing to file this Registration Statement, the selling stockholder entered into a “lock-up agreement” with the Company whereby the selling stockholder has agreed not to sell any of its shares of Common Stock without the prior approval of the Company. The lock-up agreement extends until either December 31, 2020 or July 2, 2021 depending on certain circumstances unless sooner terminated by mutual agreement.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “ETON.” On July 30, 2020, the last reported sale price of our Common Stock on the Nasdaq Global Market was $6.16 per share.

The selling stockholder may offer all or part of the shares registered hereby for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. With regard only to the shares the selling stockholders sell for their own behalf, such selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Company has paid all of the registration expenses incurred in connection with the registration of the shares. We will not pay any of the selling commissions, brokerage fees and related expenses.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 2 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2020

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” contains forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our future financial and operating results;
●	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;
●	the timing and success of our plan of commercialization;
●	our ability to successfully develop and clinically test our product candidates;
●	our ability to file for U.S. Food and Drug Administration (“FDA”) approval of our product candidates through the 505(b)(2) regulatory pathway;
●	our ability to obtain FDA approval for any of our product candidates;
●	our ability to comply with all U.S. and foreign regulations concerning the development, manufacture and sale of our product candidates;
●	the effects of market conditions on our stock price and operating results;
●	our ability to maintain, protect and enhance our intellectual property;
●	the effects of increased competition in our market and our ability to compete effectively;
●	costs associated with initiating and defending intellectual property infringement and other claims;
●	the attraction and retention of qualified employees and key personnel;
●	future acquisitions of or investments in complementary companies or technologies; and
●	our ability to comply with evolving legal standards and regulations, particularly concerning requirements for being a public company.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities and Exchange Commission (“SEC”) as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

ABOUT THIS PROSPECTUS

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find Additional Information About Us.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used, or incorporated by reference, in this prospectus, unless otherwise stated or the context requires otherwise, the “Company” and terms such as “we,” “us” “our,” and “Eton” refer to Eton Pharmaceuticals, Inc, a Delaware corporation

ii

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about Eton that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our most recent Annual Report on Form 10-K which we filed with the SEC on March 5, 2020. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information About Us.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: 21925 W. Field Parkway, Suite 235, Deer Park, Illinois, 60010.

Our Company

We were formed in April 2017 as a specialty pharmaceutical company focused on developing and commercializing innovative pharmaceutical products. We seek to improve the formula, delivery system, or safety of existing molecules in order to address unmet patient needs. We pursue what we perceive to be low-risk candidates where existing published literature, historical clinical trials, or physician usage has established safety and/or efficacy of the molecule, thereby reducing the incremental clinical burden required for us to bring the product to patients.

We have established a diversified pipeline of product candidates in various stages of development, including multiple candidates that have been submitted to the FDA for review. Our product candidates are primarily focused on two core areas: hospital-based products and pediatric oral liquid products. We believe these candidates can address situations where patient needs are not being met by current FDA-approved products.

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Selling Stockholder Harrow Health, Inc.

The Offering

Common stock offered herein:	Up to 3,500,000 shares of Common Stock.

Use of Proceeds:	We will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholder

Listing of Common Stock:	Our Common Stock is listed on the Nasdaq Global Market under the symbol “ETON.”

Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our Common Stock.

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our Common Stock.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information About Us.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which we filed with the SEC on March 5, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which we filed with the SEC on May 14, which are incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Additional risk factors may be included in a prospectus supplement for a particular offering of securities.

Risks Related to Our Common Stock and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Our common stock is listed on the Nasdaq Global Market. However, trading volume has been limited and a more active public market for our common stock may not develop or be sustained over time. The market price of our common stock could be subject to significant fluctuations. The price of our stock may change in response to variations in our operating results and also may change in response to other factors, including factors specific to companies in our industry many of which are beyond our control. Our shares may be less liquid than the shares of other public companies and there may be imbalances between supply and demand for our shares. As a result, our share price may experience significant volatility and may not necessarily reflect the value of our expected performance. Moreover, sales of our common stock in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock. As a result, you may not be able to sell your shares of our common stock in short time periods, or possibly at all, and the price per share of our common stock may fluctuate significantly.

2

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder.

DETERMINATION OF OFFERING PRICE

The selling stockholder will offer Common Stock at the prevailing market prices or privately negotiated prices as it may determine from time to time.

The offering price of our Common Stock to be sold by the selling stockholder does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the offering price as prices for Common Stock in any public market will be determined in the marketplace and may be influenced by many factors.

SELLING STOCKHOLDER

The following table sets forth certain information as of July 30, 2020, regarding the selling stockholder and the shares offered by it in this prospectus. Except as indicated in the footnotes to the following table, each selling stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of ownership of each selling stockholder in the following table is based upon 20,956,033 shares of Common Stock outstanding as of July 30, 2020.

Except as set forth below, the selling stockholder has no material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholder. The Common Stock being offered is being registered to permit secondary trading of the shares and the selling stockholder may offer all or part of the Common Stock owned for resale from time to time. Except as set forth below, the selling stockholders has no family relationships with our officers, directors or controlling stockholders. The selling stockholder is not a registered broker-dealer or an affiliate of a registered broker-dealer.

The term “selling stockholder” also includes any transferees, assignees, pledges, donees, or other successors in interest (including equity holders of entities listed below) to the selling stockholder named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the Common Stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholder who is able to use this prospectus to resell the securities registered hereby.

Name of Selling Stockholder (1)	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering Assuming All Shares are Sold	Percentage of Common Stock Owned After Offering Assuming All Shares are Sold
Harrow Health, Inc.	3,500,000	3,500,000	0	0.0%

(1)	Mark L. Baum, Chief Executive Officer of Harrow Health, Inc., is a director of the Company.

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PLAN OF DISTRIBUTION

Selling Stockholder

The common stock held by the selling stockholder may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling stockholder’s common stock offered by this prospectus may be effected in one or more of the following methods:

●	Because the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholder;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	transactions involving cross or block trades;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	in privately negotiated transactions;

●	short sales after the registration statement, of which this prospectus forms a part, becomes effective;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	“at the market” into an existing market for the common stock;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of each of the selling stockholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

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The selling stockholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares held by the selling stockholders as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

With regard only to the shares it sells for its own behalf, the selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act. This offering as it relates to the selling stockholder will terminate on the date that all shares issued to and issuable to the selling stockholder that are offered by this prospectus have been sold by the selling stockholder.

We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the selling stockholder uses this prospectus for any sale of the shares of common stock, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our common stock and activities of the selling stockholder.

We have advised the selling stockholder that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the validity of certain of the offered securities will be passed upon for us by Croke Fairchild Morgan & Beres LLC, Chicago, Illinois. If counsel for any underwriters passes on legal matters in connection with an offering of the shares of the securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

5

EXPERTS

The financial statements of the Company as of and for the years ended December 31, 2019 and 2018, included in our Annual Report on Form 10-K filed on March 5, 2020, were audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus “incorporates by reference” information that we have filed with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). This means that we are disclosing important information to you by referring you to those documents. Information contained in any document subsequently filed with the SEC, to the extent it modifies information in this prospectus or in any document incorporated by reference in this prospectus, will automatically update and supersede the information originally included in this prospectus or any document incorporated by reference in this prospectus.

We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Securities Act or the Exchange Act:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 5, 2020

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 as filed with the SEC on May 14, 2020

(c)	Current Reports on Form 8-K, filed with the Commission on January 21, 2020, February 19, 2020, March 6, 2020, March 17, 2020, March 18, 2020, March 30, 2020, May 4, 2020, May 6, 2020, May 7, 2020, May 14, 2020, June 10, 2020, July 27, 2020 and July 30, 2020

(d)	The description of the company’s securities contained in the Company’s Registration Statement on Form 8-A filed with the SEC on November 8, 2018, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions; and

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions. Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to 21925 W. Field Parkway, Suite 235, Deer Park, Illinois, 60010, or through our telephone number at (847) 787-7361. Further information can be obtained through our website address, www.etonpharma.com. Such additional information contained in our web site is not a part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and the securities that may be offered and sold hereunder, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and the securities.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements, information statements and other information about issuers, like Eton, that file electronically with the SEC. The address of that website is www.sec.gov. The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

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1,320,000 Shares

Eton Pharmaceuticals, Inc.

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

National Securities Corporation

April 8, 2021